PRESS RELEASE



SOURCE:  The Murdock Group Holding Corporation

FOR IMMEDIATE RELEASE:   June 28, 2001

HEADLINE:         The Murdock Group Announces Recapitalization


SALT LAKE CITY/Businesswire/ -- The Murdock Group Holding Corporation (OTC Bulletin Board: TMGS), announced today a one-for-fourteen reverse split of the company's common stock effective on July 9, 2001 at the beginning of the trading day. In conjunction with the reverse split, the trading symbol of the company's common stock on the over-the-counter electronic bulletin board will change on July 9, 2001 to "TMGH."

The company's board of directors approved the reverse stock split as part of the restructuring program that commenced last September that has been largely completed by the conversion of debt to equity, the sale of real estate assets, relocation of the corporate headquarters and career guidance center in Salt Lake City, and other cost-cutting measures.

"We continue to take important steps to strengthen our operations," said KC Holmes, President and Chief Executive Officer of The Murdock Group. "Although there can be no assurance that this reverse split will produce the desired effect, we believe that given the current price of our common stock, the reverse split is a necessary step to returning the company to a position to create value for our shareholders."

On July 9th immediately prior to the reverse split there will be approximately 420 million shares of common stock issued and outstanding. As a result of the reverse split, the number of shares issued and outstanding will be reduced to approximately 28 million shares of common stock on the effective date of the reverse split. The reverse split will not affect the par value of the shares. There will also be no change in the number of shares of common stock that the company is authorized to issue, which will remain at 600,000,000 common shares and 75,000,000 preferred shares. The company estimates that there will be approximately 820,000 shares in the public float after the reverse split.

Every 14 shares of issued and outstanding common stock will be converted into one issued and outstanding share of common stock on the effective date of the reverse split. All fractional shares resulting from the reverse stock split will be aggregated per shareholder and rounded up to the next number of whole shares of common stock. Shareholders who desire to have their certificates exchanged for new certificates giving effect to the reverse split may tender them to the company's registrar and transfer agent, Atlas Stock Transfer, 5899 S. State Street, Salt Lake City, UT 84107, with a payment of $16.00 for each new certificate.

About The Murdock Group

Founded in 1983, The Murdock Group has emerged as a holding company that develops or acquires assets and businesses, and then focuses on increasing or creating equity, profit and cash flow in those assets and businesses.

The Murdock Group has incubated Internet offerings MyJobSearch.com, an employment portal, and CareerWebSource, a BtoB employment information company, as well as a full service brick and mortar career-coaching provider. The Murdock Group also has a real estate development group specializing in commercial projects.

Forward-looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. While these statements are made to convey the company's progress, business opportunities and growth prospects, readers are cautioned that such forward looking statements represent management's opinion. Actual company results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. A more extensive listing of risks and factors that may affect the business prospects of the company and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the company with the Securities and Exchange Commission.

FOR MORE INFORMATION CONTACT:

THE MURDOCK GROUP
KC Holmes, CEO
(801) 268-3232
e-mail: kc@murdock.com
Website: www.murdock.com